UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 28, 2004

Ask Jeeves, Inc.

(Exact Name of Registrant As Specified in its Charter)

Delaware	000-26521	94-3334199

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

5858 Horton Street, Suite 350
Emeryville, California 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 985-7400

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

EXPLANATORY NOTE

     Ask Jeeves financial printers, without Ask Jeeves’ authorization or knowledge, furnished a preliminary draft of the Company’s second quarter 2004 earnings press release to the SEC at approximately 1:30 p.m. EDT on July 28, 2004. This Amendment No. 1 on Form 8-K/A furnishes the final version of the earnings announcement, in the form actually released by Ask Jeeves (at approximately 4:05 p.m. Eastern Daylight Time on July 28, 2004). There were no differences in reported numerical results or guidance and no material differences in the text of the two versions.

ITEM 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On July 28, 2004, Ask Jeeves, Inc. (“we” or “Ask Jeeves”) issued a press release reporting second quarter 2004 consolidated financial results. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein in its entirety.

     As previously announced, our management intends to hold a conference call to discuss our quarterly results and our business outlook. The conference call is scheduled to begin at 5 p.m. Eastern time on Wednesday, July 28, 2004. A live webcast of the conference call will be available on the Investor Relations section of the Ask Jeeves’ web site (http://www.Ask.com/investor) under the category “Earnings Releases.” The webcast will also be archived for approximately three months on the same portion of the Company’s web site starting one hour after the call’s completion.

Explanatory Note regarding Pro Forma Information

     In addition to financial measures prepared in accordance with generally accepted accounting principles, or GAAP, Ask Jeeves’ earnings release contains pro forma income (loss) measures. The tables attached to the earnings release also (a) present pro forma EBITDA and (b) include a pro forma condensed consolidated statement of operations which shows each pro forma component of pro forma income (loss). These pro forma metrics were not prepared in accordance with GAAP and might be calculated differently than similarly-titled pro forma measures presented by other companies. In calculating pro forma income (loss), Ask Jeeves adjusted its GAAP-basis income (loss) from continuing operations to exclude the effects of amortization of other assets and other items which management believes do not reflect Ask Jeeves’ core business performance, as listed on the reconciliation table attached to this report. In calculating pro forma EBITDA, Ask Jeeves further adjusts pro forma income (loss) from continuing operations to exclude income tax provision, net interest and other income and depreciation. Attached to the earnings release are reconciliation tables explaining how these pro forma measures are derived from the most directly comparable GAAP measures. The attached pro forma condensed consolidated statement of operations presents a complementary explanation of how Ask Jeeves calculated pro forma income (loss) from continuing operations.

     Ask Jeeves’ management believes that the presentations of pro forma income (loss) and pro forma EBITDA (as well as the pro forma statement of operations) are useful to investors and other interested persons because those metrics excluded items which management believes are less directly attributable (than the included items) to the underlying performance of what Ask Jeeves considers to be its core business operations and, thus, the pro forma presentations provide additional insights into the Ask Jeeves’ core operating results. In addition, Ask Jeeves has consistently provided these pro forma income (loss) metrics in previous earnings releases and believes that investors and other interested persons will find the current pro forma data useful for comparing the Company’s current report with its prior reports. Management refers to these pro forma measures to facilitate internal comparisons between the reporting periods, in making operating decisions and for budget planning purposes.

     There are limitations associated with Ask Jeeves’ pro forma metrics. For example, the pro forma metrics do not reflect (a) amortization of stock based compensation, (b) amortization of other intangible assets, (c) transaction costs related to certain merger and acquisition activities that did not come to fruition, (d) the write-off of obsolete equipment, (e) gains on joint venture acquisitions or dissolutions (f) restructuring costs from corporate downsizing or (g) realized gains or losses on investments, disposals of assets or foreign exchange transactions. Forward-looking pro forma guidance does not, of course, reflect any effect that current unanticipated events might have on Ask Jeeves’ financial performance for the projected periods. As a result of these limitations, Ask Jeeves’ pro forma measures should be considered in addition to, not as a substitute for, nor superior to, measures of financial

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performance that are prepared in accordance with GAAP. As mentioned above, Ask Jeeves earnings release includes tables reconciling the non-GAAP measures presented therein with the most directly comparable GAAP measures, as required by SEC rules regarding the use of non-GAAP financial measures.

     This Report on Form 8-K and the accompanying exhibit are being furnished under Item 12. Pursuant to General Instruction B.6 of Form 8-K, neither the exhibit nor any of the other information in this Report shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, except to the extent Ask Jeeves may specifically incorporate this report (or specified portions hereof) into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ASK JEEVES, INC. (Registrant)

Date:July 28, 2004	By:	/s/ Brett M. Robertson
Brett M. Robertson General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Ask Jeeves, Inc. dated July 28, 2004.